UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2016

EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2016, Equity Commonwealth (the “Company”) held its 2016 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders (i) elected 11 trustees to the Board of Trustees of the Company (the “Board”) for one-year terms, (ii) approved, on a non-binding advisory basis, the compensation of the named executive officers, and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The proposals are described in the Company’s Proxy Statement. The final voting results for each proposal are set forth below.

Proposal 1: Election of Trustees

At the Annual Meeting, shareholders elected eleven trustees to the Board to serve until the 2017 annual meeting of shareholders and until their respective successors have been duly elected and qualified. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sam Zell	94,440,509	5,774,172	11,813,219
James S. Corl	99,593,582	621,099	11,813,219
Martin L. Edelman	98,404,879	1,809,802	11,813,219
Edward A. Glickman	97,777,857	2,436,824	11,813,219
David Helfand	97,788,673	2,426,008	11,813,219
Peter Linneman	84,742,800	15,471,881	11,813,219
James L. Lozier, Jr.	99,495,644	719,037	11,813,219
Mary Jane Robertson	99,598,634	616,047	11,813,219
Kenneth Shea	97,685,967	2,528,714	11,813,219
Gerald A. Spector	99,500,448	714,233	11,813,219
James A. Star	97,784,294	2,430,387	11,813,219

Proposal 2: Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted affirmatively on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
95,391,870	3,894,325	928,486	11,813,219

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
110,671,855	546,221	809,824

Item 8.01. Other Events.

Annual Trustee Compensation

On June 15, 2016, the Compensation Committee of the Board approved the grant of restricted common shares of the Company to each independent Trustee of the Company pursuant to the Company’s annual compensation plan for independent Trustees. The restricted common shares were awarded pursuant to a new form of Restricted Stock Agreement to be used for grants of restricted common shares to independent members of the Board (the “Trustee Form Restricted Stock Agreement”) under the Equity Commonwealth 2015 Equity Incentive Plan. The Trustee Form Restricted Stock Agreement provides the grantee with an amount of restricted common shares based on a time-based vesting formula.

The foregoing description of the Trustee Form Restricted Stock Agreement is not intended to be complete and is subject to and qualified in its entirety by reference to the Trustee Form Restricted Stock Agreement, which is attached hereto as Exhibit 10.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
10.1	Form of Restricted Stock Agreement for Trustees under Equity Commonwealth 2015 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH
	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 15, 2016

Exhibit Index

Exhibit Number	Description
10.1	Form of Restricted Stock Agreement for Trustees under Equity Commonwealth 2015 Equity Incentive Plan